                                                                    EXHIBIT 10.3

                             AMENDED AND RESTATED
                             --------------------


                             EMPLOYMENT AGREEMENT
                             --------------------


                                    BETWEEN
                                    -------


                  GLENDALE FEDERAL BANK, FEDERAL SAVINGS BANK
                  -------------------------------------------


                                      AND
                                      ---


                              STEPHEN J. TRAFTON
                              ------------------

                                 TABLE OF CONTENTS



                                                                 Page
                                                                 ----

1.       Position and Duties..................................      3

2.       Executive's Acceptance of Employment.................      4

3.       Term.................................................      4

4.       Confidentiality......................................      4

5.       Compensation.........................................      4

6.       Termination of Employment............................      6

7.       Compensation Upon Termination, Etc. .................     10

8.       Arbitration..........................................     16

9.       Notices..............................................     16

10.      Miscellaneous........................................     17


  THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this "Agreement") dated as of the 1st day of January, 1998, is made by and between GLENDALE FEDERAL BANK, FEDERAL SAVINGS BANK, a federally-chartered stock form savings bank, with its principal executive offices at 414 North Central Avenue, Glendale, California (the "Bank"), and STEPHEN J. TRAFTON, resident of 5022 Hook Tree Road, La Canada, California (the "Executive").

  WHEREAS, the Bank wishes to assure itself of the services of Executive for the period provided in this Agreement and the Executive is willing to serve in the employ of the Bank on a full-time basis for said period upon the terms and conditions hereinafter provided; and

  WHEREAS, the Board of Directors of the Bank (the "Board") has determined that the best interests of the Bank would be served by providing for the terms and conditions of Executive's employment as set forth herein.

  NOW, THEREFORE, in consideration of the mutual covenants herein contained and intending to be legally bound hereby, the Bank and the Executive hereby agree as follows:

  1.  Position and Duties.  The Bank hereby agrees to, and hereby does, employ
      -------------------
the Executive, for the term of this Agreement, to render services to the Bank (and its subsidiaries or affiliates) as its President, Chief Executive Officer and Chairman of the Board ("President, CEO and COB") and in connection therewith to perform such duties, not inconsistent with the terms of this Agreement, as the Executive may reasonably be directed to perform by the Board. In addition to his duties as President, CEO and COB, the Executive is a member of the Board and he shall serve as a member of the Board until such time as the shareholders of the Bank may decline to re-elect him or he is ordered to be suspended as described in Subsection 6(f) hereof. The Executive shall have the right to devote a reasonable amount of time and effort to industry, community or charity organizations, and, subject to the provisions of Section 4 hereof, the Executive may serve as a director of other companies subject to the prior approval by the Board, except that Executive may not serve as a director of any financial institution (other than Golden State Bancorp, Inc. (the "Holding Company"), the Bank or a subsidiary thereof).

  2.  Executive's Acceptance of Employment.
      ------------------------------------
The Executive hereby accepts such employment and agrees faithfully to perform to the best of his ability the duties described in Section 1.

  3.  Term.  Subject to Section 6 hereof, the term of the employment of the
      ----
Executive under this Agreement shall commence on January 1, 1998 (the "Effective Date") and shall terminate on the earlier of (i)the Effective Date under the Amended and Restated Second Employment Agreement of even date between the Bank and Executive (the "Second Agreement") and December 31, 2000 (the "Expiration Date"). The term of this Agreement may be extended for one (1) year by a vote of the Board prior to the end of each calendar year. This Agreement will be deemed amended by a certification attached to the contract of a resolution by the Board, extending the term.

  4.  Confidentiality.  The Executive agrees:
      ---------------

  (a) To keep secret all confidential matters of the Bank, specifically indicated to be such by the Bank or established as such by written Bank policy, and not to disclose them to anyone outside the Bank, either during or after his employment with the Bank, except with the prior written consent of the Bank or as required by law; and

  (b) To deliver promptly to the Bank on termination of employment of the Executive all memoranda, notes, records, reports and other documents (and all copies thereof) with respect to any such confidential matters and other proprietary information (such as customer lists, supplier lists, etc.) which the Executive may then possess or have under his control.

  5.  Compensation.  In consideration of the Executive's agreements contained
      ------------
herein and as compensation to the Executive for the performance of the services required hereunder, the Bank shall pay or grant to him the following salary and other compensation and benefits:

  (a) A base salary, not less than $735,000.00 per year, as is determined from time to time by the Board or an appropriate committee thereof, payable in equal installments not less frequently than monthly in accordance with the Bank's payroll practices; provided, however, that the Executive's base salary shall be reviewed by the Board no less frequently than annually on the basis of the types of factors it generally takes into account in evaluating the salaries of executive officers of the Bank;

  (b) Participation in and the right to receive awards under the terms and conditions of the Holding Company's Amended and Restated Stock Option and Long-Term Performance Incentive Plan (the "Incentive Plan");

  (c) Participation under any other compensation plan, program or arrangement, now existing or hereafter adopted by the Bank, as applicable to executive officers of the Bank, but only if and/or to the extent the Board, or an appropriate committee thereof administering such plan, program or arrangement, may determine is appropriate;

   (d) Participation on the same terms and conditions as all other employees in all employee benefit plans, programs or arrangements, pension plans (including any supplemental pension plan), whether or not qualified within the meaning of
Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), or welfare plans, including, but not limited to, the defined benefit plan maintained for the benefit of employees of the Bank (the "Qualified Pension Plan"), the Sheltered Pay Plan (the "401(k) Plan"), and any Employee Stock Ownership Plan (the "ESOP"), and any health, life, disability or other welfare plans, as may be now or hereafter sponsored or maintained for all employees of the Bank;

  (e) Reimbursement for reasonable travel and other expenses incurred by the Executive in performing his obligations hereunder, pursuant to the terms and conditions of the applicable policy of the Bank in respect thereto;

  (f) Reasonable vacations, absences on account of temporary illness, corporate perquisites and fringe benefits customarily enjoyed by employees or officers of the Bank, each under the terms and conditions of the policy of the Bank in respect thereto;

  (g) Indemnification and protection from liability under 12 C.F.R. Section 545.121; and

  (h) An amount not to exceed Seven Thousand Five Hundred Dollars ($7,500.00) per annum for personal financial planning services.

  Nothing contained in this Agreement shall prevent the Board from amending or otherwise altering any plan, program or arrangement, so long as such amendment or alteration (i) is accomplished pursuant to the terms thereof as in effect on the Effective Date or on the date such plan or arrangement is adopted, if adopted after the Effective Date, and (ii) equitably affects all employees, executive or otherwise, of the Bank previously covered thereunder.

  6.  Termination of Employment.  This Agreement shall terminate upon the
      -------------------------
Expiration Date or upon the death of the Executive; provided, however, those
                                                    --------  -------
obligations which are contemplated to be performed after the termination of this Agreement shall survive such termination. The Bank may terminate this Agreement and the Executive's employment hereunder prior to the Expiration Date for "Disability" or "Cause", as such terms are herein defined. The Executive may terminate this Agreement and his employment hereunder prior to the Expiration Date by his "Resignation for Good Reason", as such terms are hereinafter defined. Termination of this Agreement, for any reason not set forth above, shall not be deemed a permitted termination and shall be deemed a breach of this Agreement. In the event of any termination of this Agreement and/or the Executive's employment hereunder prior to the Expiration Date, whether a permitted termination or otherwise, the provisions of Section 7 of this Agreement shall determine the amount, if any, of any compensation thereafter due the Executive in respect to such termination.

  As used in this Agreement, the following terms shall have the meanings set forth:

  (a)  Disability.  The Executive shall be entitled to leaves of absence from
       ----------
the Bank in accordance with the policy of the Bank, for illness or other temporary disabilities for a period or periods not exceeding an aggregate of six
(6) months in any calendar year, and his compensation and status as an employee hereunder shall continue during any such period or periods. If, as a result of the Executive's incapacity due to physical or mental illness, the Executive shall have been absent from his duties with the Bank on a full-time basis for six (6) consecutive months, and within thirty (30) days after written notice of termination is given by the Bank, the Executive shall not have returned to the full-time performance of his duties, the Executive shall be deemed to have experienced a Disability and the Bank may terminate the Executive's employment.

  (b)  Cause.  Termination by the Bank of Executive's employment for "Cause"
       -----
shall mean termination for reason of the Executive's personal dishonesty, incompetence, willful misconduct, breach of a fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, regulation (other than traffic violations or similar offenses), final cease-and-desist order or material breach of any provision of this Agreement. Notwithstanding the foregoing, the Executive shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to him a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the total number of outside directors of the Board at a meeting of the Board called and held for that purpose (after reasonable notice to the Executive and an opportunity for the Executive, together with his counsel, to be heard before the Board), finding that in the good-faith opinion of the Board the Executive was guilty of conduct set forth above and specifying the particulars thereof in detail, which resolution shall constitute, with respect to a termination for Cause by the Bank, a Notice of Termination for purposes of Subsections 6(h) and 6(i) of this Agreement.

  (c)  Resignation for Good Reason.  For purposes of this Agreement,
       ---------------------------
"Resignation for Good Reason" shall mean the Executive's election to resign as a result of the occurrence of one of the events referred to in Subsection (d) below.

  (d)  Good Reason.  For purposes of this Agreement, "Good Reason", absent the
       -----------
Executive's express written consent to the contrary, means the occurrence of any one of the following events:

       (i) removal of the Executive as President and/or CEO and/or COB of the Bank or the Holding Company(by reason other than death, Disability or Cause), or any other material breach by the Bank of its obligations contained in this Agreement;

       (ii) without the prior written consent of the Executive, the assignment to the Executive of any duties inconsistent with his status as President, CEO and COB of the Bank or a substantial alteration in the nature or status of the Executive's duties and responsibilities which renders the Executive's position to be of less dignity, responsibility or scope, provided, however, it shall
                                                  --------  -------
  not be an event of Good Reason if the Executive is assigned additional duties for the Bank or any affiliate or subsidiary of the Bank which are not inconsistent with the duties described in Section 1 hereof, so long as the aggregate of all duties assigned to the Executive in connection with his service with the Bank, its affiliates or subsidiaries do not require the Executive to devote, on a consistent and sustained basis, substantially more time than other senior level executives of the Bank are required to devote to their duties;

       (iii) the failure of the Holding Company or the Bank to continue in effect any compensation plan, program or arrangement in which the Executive then participates specifically set forth in Section 5 hereof or the failure by the Bank to continue the Executive's participation therein, except for across-the-board reductions or discontinuance similarly affecting all Executives of the Holding Company or the Bank, if applicable, unless an equitable arrangement reasonably acceptable to the Executive (embodied in an ongoing substitute or alternative plan, program or arrangement) has been made with respect to such plan;

       (iv) the failure of the Bank to obtain an agreement from any successor to assume and agree to perform this Agreement, as contemplated in Section 10(b)(ii) hereof;

       (v) the failure of the Holding Company or the Bank to nominate the Executive to stand for election as a director of the Holding Company or the Bank, respectively;

       (vi) any purported termination of the Executive's employment which is not effected pursuant to a Notice of Termination satisfying the requirements of Subsection (h) below and, if applicable, Subsection (b) above, and for purposes of this Agreement, no such purported termination shall be effective; or

       (vii)  [intentionally deleted]

  (e) Change in Control. [intentionally deleted]
      -----------------

  (f) Suspension and Special Regulatory Rules.
      ---------------------------------------

       (i) If the Executive is suspended and/or temporarily prohibited from participating in the conduct of the Bank's affairs by a notice served under Sections 8(e)(3) or 8(g)(1) of the FDI Act (12
  U.S.C. 1818(e)(3) or 1818(g)(1), the Bank's obligations under this Agreement shall be suspended as of the date of service of such notice, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Bank may in its discretion (x) pay the Executive all or part of the compensation withheld while its contract obligations were suspended and (y) reinstate (in whole or in part) any of its obligations which were suspended.

       (ii) If the Executive is removed and/or permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under Sections 8(e)(4) or 8(g)(1) of the FDI Act (12 U.S.C. 1818(e)(4) or 1818(g)(1), the Bank's obligations under this Agreement shall terminate as of the effective date of the order, but vested rights of the contracting parties shall not be affected.

       (iii) All obligations under this Agreement shall be terminated, except to the extent it is determined that continuation of such employment is necessary for the continued operation of the Bank, (x) by the Director of OTS (the "Director") or his or her designee at the time the FDIC enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in Section 13(c) of the FDI Act, or (y) by the Director or his or her designee at any time the Director or his or her designee approves a supervisory merger to resolve problems related to operation of the Bank or when the Bank is determined by the Director to be in unsafe or unsound condition, but in any of the above-described events, the vested rights of the Executive shall not be affected.

       (iv)  If the Bank is in default (as defined in Section 3(x)(1) of the FDI
  Act) or in the event of receipt of any notice or order of a default, an agreement to provide assistance or an approval of a supervisory merger, the suspension or termination of the Bank's obligations hereunder shall be (x) automatic and shall not be conditioned upon any further action by the Bank or delivery of any notice to the Executive and (y) deemed a suspension or termination of employment jointly and severally by the Bank and the regulatory body providing assistance or delivery of such document; provided, however, that (i) such suspension or termination shall not prejudice the Executive's vested rights under this Agreement and (2) notwithstanding the foregoing, the Bank's obligations hereunder shall not be suspended or terminated to the extent deemed necessary by the Director or his or her designee for the continued operation of the Bank as provided in Subsection 6(g)(iii) and 12 C.F.R. Section 563.39(b)(4) and (5).

  (g) Notwithstanding other provisions in this Agreement, the Bank may terminate the Executive's employment at any time, but termination pursuant to this Subparagraph (g) shall not prejudice the Executive's right to compensation or benefits as provided in this Agreement.

  (h)  Notice of Termination.  Any purported termination by the Bank or
       ---------------------
Resignation for Good Reason by the Executive shall be communicated by written Notice of Termination to the other party hereto in accordance with Section 9 hereof.


For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination, resignation or retirement provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for such termination, resignation or retirement under the provision so indicated.

  (i)  Date of Termination, Etc.  "Date of Termination" shall mean (i) if the
       -------------------------
Executive's employment is terminated for Cause, the date the Notice of Termination is given; (ii) if the Executive's employment is terminated for Disability, thirty days after Notice of Termination is given (provided that the Executive shall not have returned to the performance of the Executive's duties on a full-time daily basis during such thirty-day period); or (iii) if the Executive's employment is terminated for any reason other than Cause or Disability, the date specified in the Notice of Termination (which shall not be less than thirty days nor more than sixty days, from the date such Notice of Termination is given).

  7.  Compensation Upon Termination
      -----------------------------

      (a)  Death.  If the Executive's employment hereunder terminates by
           -----
reason of his death, the Executive's surviving spouse and/or beneficiary or estate (as designated in accordance with any applicable plan) shall be entitled to receive a payment, as determined below, in a lump sum in cash within 30 days of the date of death, and any benefits to which the Executive is entitled (i) under any insurance policies on the life of the Executive which by their respective terms are payable to the Executive's beneficiary, estate or personal representative,
(ii) under the insurance programs and other employee benefit plans, programs and arrangements then in effect of the Bank, and (iii) under the 401(k)Plan. The payment referred to above in this Section 7(a) shall be equal to the sum of (i) the Executive's annual base salary in effect on the date of death and the Executive's target bonus for the Bank's fiscal year in which death occurs multiplied by the sum of the number of whole years remaining on the term of the Agreement and a fraction, the numerator of which is the number of days remaining from the date of death in the current year of the Agreement and the denominator of which is 365. The Bank shall have no further obligation under this Agreement with respect to the Executive.

  (b)  Disability.  If the Executive's employment hereunder terminates by reason
       ----------
of his Disability, the Executive shall be entitled to receive a payment, as determined below, in a lump sum in cash within 30 days of the date of death, and any benefits provided under such plans and programs then maintained for the benefit of the Executive or in which he then participates. The payment referred to above in this Section 7 (b) shall be equal to the sum of (i) the Executive's annual base salary in effect on the date of the Disability termination and the Executive's target bonus for the Bank's fiscal year in which the Disability termination occurs multiplied by the sum of the number of whole years remaining on the term of the Agreement and a fraction, the numerator of which is the number of days remaining from the date of the Disability Termination in the current year of the Agreement and the denominator of which is 365. The Bank shall have no further obligation under this Agreement with respect to the Executive.

  (c)  Cause.  If the Executive's employment hereunder is terminated by the Bank
       -----
for Cause, the Bank shall pay to the Executive his full base salary through the Date of Termination at the rate in effect at the time Notice of Termination is given and the Bank shall have no further obligations to the Executive under this Agreement, and the Executive shall have no right to receive compensation or other benefits for any period after the Date of Termination, except as provided in Section 8 of this Agreement.

  (d)  Voluntary Resignation.  In the event the Executive resigns other than
       ---------------------
pursuant to his Resignation for Good Reason, the Bank shall pay to the Executive his full base salary through the Date of Termination at the rate in effect at the time Notice of Termination is given and the Bank shall have no further obligations to the Executive under this Agreement.

  (e)  Suspension and Special Regulatory Rules.  In the event the Bank's
       ---------------------------------------
obligations hereunder are terminated by the Bank and/or a regulatory body pursuant to the Suspension and Special Regulatory Rules for reasons that do not constitute Cause, the Bank shall (i) pay to the Executive his full base salary through the Date of Termination at the rate then in effect, (ii) honor any other rights of the Executive that shall have vested through the Date of Termination, and (iii) have no further obligations to the Executive under this Agreement.

  (f)  Other.  If, prior to the Expiration Date and for reasons other than the
       -----
death of the Executive, the Executive's employment hereunder is terminated (A) by the Bank pursuant to Subsection 6(g), in breach of this Agreement or otherwise (other than for Cause or Disability), or (B) by the Executive pursuant to his Resignation for Good Reason, then the Executive shall be entitled to liquidated damages, and not as severance, in the amounts, property or rights determined as follows:


       (i) the Bank shall pay the Executive his full base salary through the Date of Termination at the rate in effect at the time Notice of Termination is given;

       (ii) with respect to regular base salary for the period specified herein, such regular base salary shall be determined at the rate in effect on the date a Notice of Termination is delivered (unless a reduction in compensation has preceded the Executive's Resignation for Good Reason in which case the rate of base salary shall be the rate in effect prior to such reduction). In the case of a termination by the Bank (other than for Cause or Disability) or a termination by the Executive pursuant to his Resignation for Good Reason under Subsections 6(d) (i), 6(d)(ii), 6(d)(iii), 6(d)(iv), 6(d)(v), or 6(d)(vi), the Executive shall be entitled to receive his regular base salary for a period of thirty-six (36) months if the termination occurs at a time when two (2) years or more remain on the term of the original or extended contract; twenty-four (24) months if the termination occurs at a time when two (2) years or less but more than one (1) year remains on the original or extended term of the contract; and twelve (12) months if the termination occurs at a time when one (1) year or less remains on the original or extended term of the contract. By January 15th of each calendar year prior to a Change in Control, the Executive shall elect to receive his base salary as aforesaid either (A) at the times and in installments consistent with the Bank's payroll practices then in effect, or (B) in lieu of any further payments of regular base salary, a lump sum payment payable not later than the fifteenth day following the Date of Termination, equal to the amount due hereunder discounted to present value at a per annum discount rate equal to the weekly average auction rate for the sale of fifty-two (52) week notes of the United States Treasury as published in the Western Edition of the Wall Street Journal for the auction most recently held as of the Date of Termination applied to each future payment from the time it would have become payable ("Discount"). If Executive fails to exercise his election hereunder, then he shall be deemed to have elected payment by installments pursuant to the Bank's regular payroll practices. Regardless of the option exercised by Executive hereunder, the Bank may, at its option, pay a lump sum to Executive but at no greater Discount than that specified herein.

  In the case of a termination by the Executive pursuant to his Resignation for Good Reason under Subsection 6(d)(vii), the Executive shall be entitled to receive a lump sum payment payable not later than the fifteenth day following the Date of Termination and equal to his regular base salary for a period of thirty-six (36) months. This payment shall not be subject to the Discount specified above.

       (iii) upon entry of judgment favorable to the Executive in a court of competent jurisdiction or by an arbitration pursuant to Section 8 hereof or, if earlier, upon settlement of claims brought by the Executive in arbitration or a court of competent jurisdiction.

       (iv) the Executive shall be deemed to have elected continuation coverage within the meaning of Section 4980B of the Internal Revenue Code of 1986 as amended ("Code") and the Bank shall bear the cost of such coverage until the earliest of (i) the date continuation coverage need no longer be provided under Section 4980B of the Code, (ii) the date which is eighteen (18) months from the Date of Termination, or (iii) the date the Executive is covered under the plan of another employer. In addition, the Bank shall pay for the continuation of life and long-term disability insurance in an amount equal to the coverage in force at the time of termination for the same period specified above.

       (v)  a payment representing a pro rata portion of any incentive
                                     --------
  compensation under Subsection 5(c) determined to be due for the portion of the incentive period then completed.

       (vi) the payments provided for in this Subsection (f) shall be made not later than the applicable date set forth above for such payment, provided, however, that if the amounts of such payments cannot be finally determined on or before such day, the Bank shall pay to the Executive on such day an estimated amount, as determined in good faith by the Bank, of the minimum amount of such payments and shall pay the remainder of such payments (together with interest at the rate provided in Section 1274(b)(2)(B) of the Code) as soon as the amount thereof can be determined but in no event later than the thirtieth day after the date upon which such estimated amount shall have been paid. In the event that the amount of the estimated payments exceeds the amount subsequently determined to have been due, such excess shall constitute a loan by the Bank to the Executive payable on the fifth day after demand by the Bank (together with interest at the rate provided in Section 1274(b)(2)(B) of the Code).

       (vii) all options that have not yet vested at the time of termination under this provision shall immediately vest. This provision shall constitute an amendment to the Stock Option Agreements between the Executive and the Bank.

Notwithstanding the foregoing provisions of this Subsection 7(f), and pursuant to RB 27a, the total amount of any payment to

Executive provided for in this Subsection 7(f) in connection with a termination, regardless of the reason, shall not exceed three times the Executive's average annual compensation. The term "compensation" as used in the preceding sentence means "compensation" as that term is defined in RB 27a, and the Executive's average annual compensation shall be based on the most recent five taxable years as of the Date of Termination, or the Executive's tenure with the Bank as of the Date of Termination in the event such tenure is less than five years.

  (g) The Executive shall not be required to mitigate the amount of any payment provided for in this Section 7 by seeking other employment or otherwise, nor shall the amount of any payment provided for in this Section 7 be reduced by any compensation earned by the Executive as the result of employment by another employer, or otherwise.

  (h)  In addition to all other amounts payable to the Executive under this
Section 7, the Executive shall be entitled to receive all benefits vested and payable to him as of the Date of Termination under (1) the Qualified Pension Plan, the 401(k) Plan and any other plan, program or arrangement relating to retirement, profit sharing, or other benefits including, without limitation, any employee stock ownership plan, or any plan established as a supplement to any of the aforenamed plans; (2) the Incentive Plan; and (3) any health, life, disability or other welfare plan; provided, however, notwithstanding the
                                  --------  -------
foregoing, the Executive shall not be entitled to receive any benefit otherwise payable to him under any severance plan or policy of the Bank as of the Date of Termination. No amount payable to the Executive under Subsection 7(f) shall be considered for any benefit calculation or other purpose under the Qualified Pension Plan.

  (i) Notwithstanding the foregoing provisions of this Section 7, the amounts payable under this Agreement (i) are subject to and conditioned upon their compliance with 12 U.S.C. (S)1828(k) and any regulations promulgated thereunder, and (ii) shall be reduced to the extent necessary to cause the aggregate of all payments which must be taken into account for purposes of Section 280G of the Code and any regulations thereunder to be $100.00 less than the amount which would be deemed an excess parachute payment as defined in Section 280G(b)(1) of the Code. If, after a reduction to comply with Subsection (ii) above, the aggregate of payments will comply with Subsection (i), said condition shall then be deemed met and the payments may then be made, as reduced.

  8.  Arbitration.  Any disputes hereunder shall be settled by arbitration in
      -----------
Los Angeles, California, under the auspices of, and in accordance with the rules of, the American Arbitration Association, and the decision in such arbitration shall be final and conclusive on the parties and judgment upon such decision may be entered in any court having jurisdiction thereof. A party wishing to initiate an arbitration proceeding with respect to a dispute regarding a termination shall give the other party written notice to that effect within thirty (30) days from the Date of Termination. In any arbitration initiated hereunder, whether by the Bank or the Executive, in which the issue of whether a valid basis exists for a termination of the Executive by the Bank for Cause under Subsections 6(b) and 6(f) above is in dispute, the Bank shall continue to pay to the Executive his regular base salary for a period of nine (9) months from the date of the written notification from the party initiating the proceedings and during the pendency of such arbitration, or until such time as a final order has been entered in the arbitration proceeding to the effect that a valid termination for Cause by the Bank occurred, whichever occurs first; provided, however, that the Bank's obligation to continue making such payments
--------  -------
of regular base salary, as aforesaid, shall be conditioned on receipt from the Executive of a written undertaking to repay all such payments, together with interest thereon at a rate equal to the Bank's average cost of funds for the period during which such payments are made, in the event that the final judgment rendered in connection with such arbitration proceeding is that the Bank had a valid basis for termination of the Executive for Cause.

  9.  Notices.  All notices and other communications which are required or may
      -------
be given under this Agreement shall be in writing and shall be delivered personally or by registered or certified mail addressed to the party concerned at the following addresses:


                             If to the Bank:
                             --------------

                             Chairman, Compensation Committee
                             of the Board of Directors
                             Glendale Federal Bank,
                             Federal Savings Bank
                             414 North Central Avenue
                             Glendale, California  91203

                             If to the Executive:
                             -------------------

                             Stephen J. Trafton
                             5022 Hook Tree Road
                             La Canada, California  91011


or to such other address as shall be designated by notice in writing to the other party in accordance herewith. Notices and other communications hereunder shall be deemed effectively given when personally delivered, or, if mailed, 72 hours after deposit in the United States mail.

  10.  Miscellaneous
       -------------

       (a) The terms of this Agreement are intended by the parties as a final expression of its terms and may not be contradicted by evidence of any prior or contemporaneous agreement, and no extrinsic evidence whatsoever may be introduced in any judicial or arbitration proceedings involving this Agreement. This Agreement supersedes all prior agreements, arrangements (including, but not limited to, severance arrangements) and undertakings, written or oral, relating to the subject matter hereof and shall provide for the sole remedies of the Executive upon termination of employment (other than as provided in the Second Agreement).

       (b) (i) This Agreement shall inure to the benefit of and be binding upon the Executive, the Executive's heirs, representatives or estate.

           (ii) This Agreement shall be binding upon and inure to the benefit of the Bank and its successors and assigns. The Bank shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Bank, by written agreement, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Bank would be required to perform if no such succession had taken place. As used in this Agreement, "Bank" shall mean
(A) the Bank as defined in the preamble to this Agreement, and (B) any successor to the business or any of the assets of the Bank which executes and delivers the agreement provided for in this Subsection 10(b)(ii) or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

       (c) Except as provided in Paragraph 3, this Agreement may be amended, modified, superseded, canceled, renewed or extended and the terms or covenants hereof may be waived, only by a written instrument executed by both of the parties hereto, or in the case of a waiver, by the party waiving compliance. The failure of either party at any time or times to require performance of any provisions hereof shall in no manner affect the right at a later time to enforce such provisions thereafter. No waiver by either party of the breach of any term or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such breach or a waiver of the breach, preceding or succeeding, of any other term or covenant contained in this Agreement.

       (d) In the event any one or more of the covenants, terms or provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect, the validity of the remaining covenants, terms and provisions contained herein shall be in no way affected, prejudiced or disturbed thereby.

       (e) This Agreement is personal in nature and neither of the parties hereto shall, without the consent of the other, assign or transfer this Agreement or any rights or obligations hereunder, except as provided in Paragraph 10(b) above. Without limiting the foregoing, the Executive's right to receive payments hereunder shall not be assignable or transferable, whether by pledge, creation of a security interest or otherwise, other than a transfer by his will or by the laws of descent or distribution, and in the event of any attempted assignment or transfer contrary to this Subsection 10(e), the Bank shall have no liability to pay any amount so attempted to be assigned or transferred.

       (f) This Agreement shall be governed by and construed in accordance with the laws of the State of California regardless of its principles of conflict of laws, except as such laws of the State of California may be preempted by the laws of the United States.

       (g) All payments required hereunder shall be made from the general assets of the Bank and the Executive shall have no rights greater than the rights of a general creditor of the Bank.

       (h) The Bank may withhold from any payment required hereunder such amounts for federal, state and local income tax as the Bank, in good faith, determines to be required by applicable laws, provided, however, the Bank shall provide the Executive with notice of the amount so withheld and shall promptly pay over such amounts to the appropriate taxing body.

       (i) All rights and duties of the parties with respect to a change of control of the Bank or the Holding Company shall be governed exclusively by the provisions of the Second Agreement.
/////
/////
/////
/////
/////
/////
/////
/////

  IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the date first above written.



ATTEST:                                  GLENDALE FEDERAL BANK,
                                         FEDERAL SAVINGS BANK


/s/ James R. Eller, Jr.             By:  /s/ Diane C. Creel
_________________________                ____________________________
Secretary                                Diane C. Creel, Chairperson
James R. Eller, Jr.                      Officer Compensation and
                                         Personnel Committee




WITNESS:                                 EXECUTIVE:


/s/ James R. Eller, Jr.                  /s/ Stephen J. Trafton
-------------------------                ----------------------------
James R. Eller, Jr.                      Stephen J. Trafton